================================================================================

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              SHADOW MARKETING INC.
                           ---------------------------
             (Exact name of Registrant as specified in its charter)

   NEVADA                 2721                   Applied For
-------------   ---------------------------   ----------------
(State or other    Standard Industrial          IRS Employer
jurisdiction of      Classification             Identification
incorporation or                                Number
organization)

Shadow Marketing Inc.
1823 W. 7th Avenue, Suite 210
Vancouver, British Columbia
Canada                                          V6J 5K5
------------------------------                 ----------
(Name and address of principal                 (Zip Code)
executive offices)

Registrant's telephone number,
including area code:                           (250)868-2096
                                           Fax:(250)868-2396
                                               --------------
Approximate date of commencement of
Proposed sale to the public:               as soon as practicable after
                                           the effective date of this
                                           Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. | X |

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following. |__|

                  CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------
TITLE OF EACH                   PROPOSED      PROPOSED
CLASS OF                        MAXIMUM       MAXIMUM
SECURITIES                      OFFERING      AGGREGATE    AMOUNT OF
REGISTRATION   AMOUNT TO BE     PRICE PER     OFFERING     TO BE
REGISTERED     REGISTERED       SHARE (1)     PRICE (2)    FEE (2)
-----------------------------------------------------------------------
Common Stock   $344,500 shares   $0.10       $344,500     $40.55
-----------------------------------------------------------------------

(1) Based on the last sales price on April 22, 2005
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.


          SUBJECT TO COMPLETION, Dated January 19, 2006



Agent for service of process: Val-U-Corp Services Inc.
                              1802 N Carson Street, Suite 212
                              Carson City, Nevada, USA 89701
                              Telephone:  775-887-8853

                                PROSPECTUS
                           SHADOW MARKETING INC.
                              3,445,000 SHARES
                                COMMON STOCK
                              ----------------
The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange.
                              ----------------

The purchase of the securities offered through this prospectus involves a high degree of risk. SEE SECTION ENTITLED "RISK FACTORS" ON PAGES 6 - 9.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. There is no guarantee that our shares will ever be quoted on the OTC Bulletin Board.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


                            ----------------

             The Date Of This Prospectus Is: January 19, 2006

                          Table Of Contents
                                                                            PAGE
Summary .....................................................................  5
Risk Factors ................................................................  6
   -  Because we have only recently commenced business operations, we face a high risk of business failure................................  6
   -  If we are unable to generate significant revenues from our operations, our business will fail.....................................  6
   -  If we continue to incur net losses,  our business will fail............  7
   -  Our business will fail unless we are able to raise
      additional funds for operations........................................  7
   -  If we unable to hire and retain key personnel,
      then we may not be able to implement our business plan.................  7
   -  If our business plan fails, our company will dissolve and investors may not receive any portion of their investment back.........  7
   -  Unless a public market develops for our common stock, our shareholders may not be able to sell their shares......................  8
   -  If a market for our common stock does develop, our stock price may be volatile..................................................  8
   -  Because our directors and officers own 53.73% of our
      Outstanding common stock, they could make and control
      Corporate decisions that may be disadvantageous to minority shareholders...........................................................  8
Use of Proceeds .............................................................  8
Determination of Offering Price .............................................  8
Dilution ....................................................................  9
Selling Shareholders ........................................................  9
Plan of Distribution ........................................................ 12
Legal Proceedings ........................................................... 14
Directors, Executive Officers, Promoters and Control Persons................. 14
Security Ownership of Certain Beneficial Owners and Management............... 16
Description of Securities ................................................... 16
Interest of Named Experts and Counsel ....................................... 17
Disclosure of Commission Position of Indemnification for
Securities Act Liabilities .................................................. 18
Organization Within Last Five Years ......................................... 18
Description of Business ..................................................... 18
Plan of Operations .......................................................... 20
Description of Property ..................................................... 22
Certain Relationships and Related Transactions .............................. 22
Market for Common Equity and Related Stockholder Matters .................... 22
Executive Compensation ...................................................... 23
Financial Statements ........................................................ 24
Changes in and Disagreements with Accountants ............................... 25
Available Information ....................................................... 25

                              Summary

Prospective investors are urged to read this prospectus in its entirety.

We are involved in the publication of Up & Over Magazine, a periodical focusing on issues related to the purchase, training and care of sports horses. It includes training tips, riding techniques, health concerns and horses for sale. Since our inception on September 19, 2003 to June 30, 2004, we have incurred net losses of $16,979.

We have published one issue of Up & Over Magazine since our inception in September 2003. The first edition was distributed to retailers without charge and it has not yet been determined whether a market exists for the magazine. The recoverability of publication expenditures will be dependent upon the existence of a sustainable market for the magazine, our ability to attract advertisers and our ability to obtain necessary financing to satisfy future publication expenditures. We intend to publish our next issue of the magazine in the spring of 2006.

We were incorporated on September 19, 2003 under the laws of the state of Nevada. Our principal offices are located at 1823 W 7th Avenue, Suite 210, Vancouver, British Columbia, Canada, V6J 5K5. Our telephone number is (250) 868-2096.

The Offering:

Securities Being Offered Up to 3,445,000 shares of common stock.

Offering Price               The selling shareholders will sell our
                             shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. There is no guarantee that our shares will ever be quoted on the OTC Bulletin Board. We determined this offering price based upon the price of the last sale of our common stock to investors.

Terms of  the  Offering      The  selling  shareholders  will determine when and
                             how they will sell the common stock offered in this prospectus.

Termination of the Offering  The offering will conclude when all of the
                             3,445,000 shares of common stock have been sold, the shares no longer need to be registered to be sold or we decide to terminate the registration of the shares.

Securities Issued And to be
Issued 7,445,000 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds              We will not receive any proceeds from the  sale  of
                             the  common  stock  by  the  selling  shareholders.

Summary Financial Information

Balance Sheet
                          September 30, 2005          June 30, 2005
                             (unaudited)                (audited)

Cash                           $12,503                    $12,521
Total Assets                   $12,503                    $12,521
Liabilities                     $5,400                    $ 5,000
Total Stockholders' Equity      $7,103                    $ 7,521

Statement of Operations

               Period from inception on
        September 19, 2003 to September 30, 2005
                     (unaudited)

Revenue                     NIL
Comprehensive Loss    ($ 17,397)


                          Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. These constitute all of the material risks relating to our offering. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

BECAUSE WE HAVE ONLY RECENTLY COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE

We were incorporated on September 19, 2003 and did not commence business operations until 2005. Accordingly, you can evaluate our business, and therefore our future prospects, based only on a limited operating history. You must consider our prospects in light of the fact that we completed our first issue of Up & Over Magazine in the summer of 2005. We have only completed one issue of our magazine to date. Accordingly, we have minimal operating history from which investors can evaluate our business. Until we develop our business further by publishing more issues of Up & Over Magazine and attempting to expand our magazine circulation, it will be difficult for an investor to evaluate our chances for success. If we are unsuccessful in developing our operations, our business plan will fail.

IF WE ARE UNABLE TO GENERATE SIGNIFICANT REVENUES FROM OUR OPERATIONS, OUR BUSINESS WILL FAIL.

We have not generated any revenue from inception on September 19, 2003 to September 30, 2005. If we are unable to generate revenue from the sale of advertising in Up & Over Magazine or by charging a cover price for our magazine, we will not be able to achieve profitability or continue operations.

IF WE CONTINUE TO INCUR NET LOSSES, OUR BUSINESS WILL FAIL

From our incorporation on September 19, 2005 to September 30, 2005, we incurred cumulative net losses of $17,397. We expect to incur losses in the foreseeable future as our business develops. Unless we are able to generate profit from our business operations within a reasonable time, our business will fail.

OUR BUSINESS WILL FAIL UNLESS WE ARE ABLE TO RAISE ADDITIONAL FUNDS FOR OPERATIONS.

Because we have incurred losses since our incorporation, we will require additional funding in order to continue business operations. to meet our obligations for the next twelve-month period. We currently do not have a specific plan of how we will obtain such funding; however, we anticipate that additional funding will be in the form of equity financing from the sale of our common stock. We may also seek to obtain short-term loans from our directors, although no such arrangement has been made. We do not have any arrangements in place for any future equity financing.

IF WE ARE UNABLE TO HIRE AND RETAIN KEY PERSONNEL, THEN WE MAY NOT BE ABLE TO IMPLEMENT OUR BUSINESS PLAN.

We depend on the services of our board of directors and key technical personnel. In particular, our success depends on the continued efforts of our directors, Christopher Paterson and Greg Fedun, who handle marketing, promotion and production management; Holly Yelic who is the editor of our magazine; and Wendy Carefoot who is responsible for the design and layout of our magazine. The loss of the services of Mr. Paterson, Mr. Fedun, Ms. Yelic or Ms. Carefoot could result in the failure of our business. If we lost the services of any of these key persons, it would be difficult to find replacements with similar skills, experience and industry contacts. We do not have any written agreement with these individuals whereby they are obligated to provide their services to us for a specified term.

IF OUR BUSINESS PLAN FAILS, OUR COMPANY WILL DISSOLVE AND INVESTORS MAY NOT RECEIVE ANY PORTION OF THEIR INVESTMENT BACK.

If we are unable to realize profitable operations, our business will eventually fail. In such circumstances, it is likely that our company will dissolve and, depending on our remaining assets at the time of dissolution, we may not be able to return any funds back to investors. We do not have any plans to engage in an acquisition or business combination if our business plan is unsuccessful.

UNLESS A PUBLIC MARKET DEVELOPS FOR OUR COMMON STOCK, OUR SHAREHOLDERS MAY NOT BE ABLE TO SELL THEIR SHARES.

There is no established market for our common stock and we cannot assure you that an active trading market will develop and be sustained following the completion of this offering. Without a public market, it may be difficult for an investor to find a buyer for our common stock.

IF A MARKET FOR OUR COMMON STOCK DOES DEVELOP, OUR STOCK PRICE MAY BE VOLATILE.

If a market for our common stock develops, we anticipate that the market price of our common stock will be subject to wide fluctuations in response to several factors including:

        o Our ability to complete  additional magazine issues;
        o Our ability to generate revenues from  advertising and magazine sales;
        o Increased competition from competitors who offer similar advertising opportunities; and
        o Our financial condition and results of our operations.

BECAUSE OUR DIRECTORS AND OFFICERS OWN 53.73% OF OUR OUTSTANDING COMMON STOCK, THEY COULD MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO OTHER SHAREHOLDERS.

Greg Fedun and Christopher Paterson, our directors and officers, own 53.73% of the outstanding shares of our common stock. Accordingly, they will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations, and the sale of all or substantially all of our assets. They will also have the power to prevent or cause a change in control. The interests of our directors may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the "Risk Factors" section and elsewhere in this prospectus.

                           Use Of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                   Determination Of Offering Price

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. There is no guarantee that our shares will ever be quoted on the OTC Bulletin Board. We determined this offering price, based upon the price of the last sale of our common stock to investors. This price does not reflect the book value of our common stock.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                         Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 3,445,000 shares of common stock offered through this prospectus. The shares include the following:

1. 2,000,000 shares of our common stock that we sold at $0.001 per share in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on December 15, 2004;

2. 1,400,000 shares of our common stock that we sold at $0.01 per share in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on March 31, 2005; and

3. 45,000 shares of our common stock that we sold at $0.10 per share in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on April 22, 2005.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

  1.  the number of shares owned by each prior to this offering;
  2.  the total number of shares that are to be offered for each;
  3. the total number of shares that will be owned by each upon completion of the offering; and
  4.  the percentage owned by each upon completion of the offering.

             Name of                 Shares Owned    Total Number of    Total Shares     Percentage of
       Selling Stockholder          Prior to this      Shares to be     to be Owned    Shares Owned Upon
                                       Offering        Offered for          Upon         Completion of
                                                         Selling       Completion of     This Offering
                                                       Shareholders    this Offering
                                                         Account
Andrew Lawrence
3070 Willow St.                        250,000           250,000            Nil               Nil
Vancouver,  BC  V6Z 3P4

Tina Crema                             250,000           250,000            Nil               Nil
1838 West 13th Ave Suite 2
Vancouver, BC  V6J 2H3

Gary Zak                               250,000           250,000            Nil               Nil
242 West 6th St.
North Vancouver, BC  V7M 1K6

             Name of                 Shares Owned    Total Number of    Total Shares     Percentage of
       Selling Stockholder          Prior to this      Shares to be     to be Owned    Shares Owned Upon
                                       Offering        Offered for          Upon         Completion of
                                                         Selling       Completion of     This Offering
                                                       Shareholders    this Offering
                                                         Account
Wiliam Ryan                            250,000           250,000            Nil               Nil
2680 Cranberry Dr.
Vancouver, BC  V6K 4V6

Pat Obara                              250,000           250,000            Nil               Nil
2791 West 35th Ave.
Vancouver, BC  V6N 2M1

Sang Jin Kim                           250,000           250,000            Nil               Nil
888 Pacific Street Suite 906
Vancouver, BC

Laura Mushet                           250,000           250,000            Nil               Nil
6811 Chelmsford St.
Richmond, BC  V6S 1M3

Jon Riecken                            250,000           250,000            Nil               Nil
1425 Gordon Ave
West Vancouver,  BC  V7T 1R5

Claude Paterson                        100,000           100,000            Nil               Nil
17365 SW 13th Street
Pembroke Pines
FL 33029 USA

Kari-Anne Paterson                     100,000           100,000            Nil               Nil
5235 Thornburn Dr.
Oakville, ON  L7L 6R3

Robert Alexander                       100,000           100,000            Nil               Nil
2350 Grand Ravine Dr. Unit 51
Oakville, ON  L6H 6E2

Joanne Roberts                         100,000           100,000            Nil               Nil
63-52A St.
Delta, BC  V4M 2Z6

Warren Campbell
10968 164A St.                         100,000           100,000            Nil               Nil
Surrey, BC  V4N 5C1

Mark E. Rickman                        100,000           100,000            Nil               Nil
772 Edgewood Rd.
North Vancouver,  V7R 1Y4

Michael Karram                         100,000           100,000            Nil               Nil
693 Handsworth Rd.
North Vancouver, BC  V7R 1Z9

Philip Alalouf                         100,000           100,000            Nil               Nil
179 53rd St.
Delta, BC  V4M 3B3

Ho Yin Ng                              100,000           100,000            Nil               Nil
7011 Blundell Rd. Suite 102
Richmond, BC  V6Y 1J5

             Name of                 Shares Owned    Total Number of    Total Shares     Percentage of
       Selling Stockholder          Prior to this      Shares to be     to be Owned    Shares Owned Upon
                                       Offering        Offered for          Upon         Completion of
                                                         Selling       Completion of     This Offering
                                                       Shareholders    this Offering
                                                         Account
Robert Lund                             50,000            50,000            Nil               Nil
450 North Nanaimo St.  Suite 305
Vancouver, BC  V5K 1L3

Wei Ting Chaw                           50,000            50,000            Nil               Nil
5860 Dover Cr. Suite 109
Richmond, BC  V7C 5S6

Cameron Keith                          100,000           100,000            Nil               Nil
2485 Balaclava St. Suit 308
Vancouver, BC V6K 4N9

Leanne Strachan                        100,000           100,000            Nil               Nil
1540 Mariners Walk Suite 206
Vancouver, BC  V6J 4X9

Terra Denim                            100,000           100,000            Nil               Nil
1562 West 4th Avenue Suite 301
Vancouver, BC  V6J 5H9

Mark Yelic
51259 Range Rd                         100,000           100,000            Nil               Nil
224 Sherwood Pk.
T8C 1H3

David Eaton                             5,000             5,000             Nil               Nil
2439 Trinity St.
Vancouver, BC  V5K 1C9

Michael England                         5,000             5,000             Nil               Nil
10479 Slatford St.
Maple Ridge, BC  V2W 1V8

Joanne Strongman                        5,000             5,000             Nil               Nil
941 Homer St.
Vancouver, BC  V6B 2W6

Blair Naughty                           5,000             5,000             Nil               Nil
569 St Giles Rd
West Vancouver, BC  V7s 1L7

David Spence                            5,000             5,000             Nil               Nil
1616 Maple St.
Vancouver, BC  V6J 3S4

Karla Davis                             5,000             5,000             Nil               Nil
2306 Vine Street
Vancouver, BC V6K 3K5

Lisa Rogers                             5,000             5,000             Nil               Nil
4869 Argyle
Vancouver, BC  V5N 3Y1

             Name of                 Shares Owned    Total Number of    Total Shares     Percentage of
       Selling Stockholder          Prior to this      Shares to be     to be Owned    Shares Owned Upon
                                       Offering        Offered for          Upon         Completion of
                                                         Selling       Completion of     This Offering
                                                       Shareholders    this Offering
                                                         Account
Roanna Haggith                          5,000             5,000             Nil               Nil
1815 West 4th Avenue Suite 1
Vancouver, BC  V6J 1M4

Robert Johnson                          5,000             5,000             Nil               Nil
2017 Holdom Ave.
Burnaby, BC  V5B 3W5

Claude Paterson is the father of Christopher Paterson, our Secretary, Treasurer and a Director. Kari-Anne Paterson is the sister of Christopher Paterson.

Otherwise, none of the selling shareholders:

    (1) has had a material relationship with us other than as a shareholder at any time within the past three years; or

    (2)  has ever been one of our officers or directors.


                        Plan Of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. There is no guarantee that our common stock will ever be quoted on the OTC Bulletin Board. We determined this offering price based upon the price of the last sale of our common stock to investors. This price does not have any relationship to the book value of our common stock.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. These are estimated to be $12,540. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock. We will pay the offering expenses from cash on hand, business revenue and director loans.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

  1. Not engage in any stabilization activities in connection with our common stock;

  2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

  3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

  * contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
  * contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements;
  * contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;

  * contains a toll-free telephone number for inquiries on disciplinary actions;
  * defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
  * contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to affecting any transaction in a penny stock, the customer:

  *  with bid and offer quotations for the penny stock;
  * the compensation of the broker-dealer and its salesperson in the transaction;
  * the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
  * monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

The offering will terminate when all of the 3,445,000 shares of common stock held by the selling security holders have been sold, the shares no longer need to be registered to be sold due to the operation of Rule 144 or we decide to terminate the registration of the shares.


                       Legal Proceedings

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 1802 N. Carson Street, Suite 212, Carson City, Nevada, 89701.

    Directors, Executive Officers, Promoters And Control Persons

Our executive officers and directors and their respective ages as of the date of this prospectus are as follows:

Directors:

Name of Director                 Age
-----------------------         -----

Greg Fedun                       37
Christopher Paterson             39

Executive Officers:

Name of Officer                  Age                 Office
---------------------           -----           -------

Greg Fedun                       37             President and C.E.O.
Christopher Paterson             39             Secretary and
                                                Treasurer

Biographical Information

Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

Greg Fedun has acted as our president and as a director since our inception. He has acted as a director of Iciena Ventures Inc., a British Columbia and Alberta reporting issuer involved in diamond property exploration from March 2002 to present. From August 2002 to September 2003, Mr. Fedun acted as a director of Candorado Operating Company Ltd., a British Columbia and Alberta reporting issuer involved in mineral property exploration.

Mr. Fedun intends to devote 20% of his business time to our affairs.

Mr. Fedun does not have any experience in the magazine publishing business.

Christopher Paterson has acted as our Secretary, Treasurer and Director since October 28, 2004. After receiving his degree in Marketing in 1987, Mr. Paterson went on to work for John Tann Ltd. (UK), a security equipment manufacturer, where he held various positions in sales and marketing until 1994. He then worked for Honeywell Ltd., where he was responsible for the financial and large commercial portfolios for the company until 1998. Since then, Mr. Paterson has provided marketing, consulting services to private and public companies.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than the officers, directors, editor and design layout artist described above.

Conflicts of Interest

We do not have any procedures in place to address conflicts of interest that may arise in our directors between our business and their other business activities.

    Security Ownership Of Certain Beneficial Owners And Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

                                                Amount of
Title of      Name and address                  beneficial     Percent
Class         of beneficial owner               ownership      of class
--------------------------------------------------------------------------------

Common         Greg Fedun                       2,000,000        26.86%
               President and Director
               463 Grainger Road
               Kelowna, British Columbia
               Canada

Common         Christopher Paterson             2,000,000        26.86%
Stock          Director, Secretary
               And Treasurer 1823 W 7th Avenue, Suite 210 Vancouver, B.C.
               Canada

Common         All Officers and Directors       4,000,000        53.72%
Stock          as a Group that consists of       shares
               two people

The percent of class is based on 7,445,000 shares of common stock issued and outstanding as of the date of this prospectus.

There are no arrangements that may result in our change in control of the company.

                        Description Of Securities

General

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

There are no provisions in our charter or by-laws that would delay, defer or prevent a change in control of the company.

Common Stock

As of January 19, 2006, there were 7,445,000 shares of our common stock issued and outstanding that are held by 34 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

                 Interests Of Named Experts And Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by the independent accounting firm of Moen & Company, Chartered Accountants, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

      Disclosure Of Commission Position Of Indemnification For
                   Securities Act Liabilities

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

                Organization Within Last Five Years

We were incorporated on September 19, 2003 under the laws of the state of Nevada. On that date, Lonnie Smith and Greg Fedun were appointed as our directors. As well, Mr. Fedun was appointed as our president and Mr. Smith was appointed secretary and treasurer. On October 28, 2004 Mr. Smith resigned as director, secretary and treasurer of the company and Mr. Christopher Paterson was appointed to these positions.




                      Description Of Business

Business Development

We were incorporated pursuant to the laws of Nevada on September 19, 2003. However, we did not commence business operations until 2005.

We are involved in the publication of "Up & Over" Magazine. Up & Over Magazine contains articles focusing on purchase, training and care of sports horses. It includes training tips, riding techniques, health concerns and horses for sale. The information that we publish in these articles is of general interest to horse enthusiasts.

The articles in our first issue featured horses for sale, a study of the inflammatory process and the benefits of alternative therapies, the value of a prep-purchase examination, Alberta Warmbloods, riding the uphill horse and setting up a website for your horse business.

We intend to publish three or four issues of Up & Over Magazine each year. To date, we have published one issue of our magazine that was distributed in the fall of 2005. Our first issue of Up & Over Magazine contained approximately 30 pages, approximately 25 of which constituted articles and approximately five of which were advertising. We printed 10,000 copies of our first issue of Up & Over Magazine and intend to print at least 10,000 copies of each successive issue. We anticipate that the next issue of Up & Over Magazine will be published in the spring of 2006.

Advertising Revenue

Our magazine sells and carries conventional advertising. The size of each advertisement ranges from one-quarter to one full page. Our board of directors is responsible for approaching potential advertisers and negotiating and executing advertising contracts with them. Each advertisement arrangement is negotiated separately. We realized approximately $600 in advertising revenue from the first issue of our magazine.

Production Costs

The cost of publishing and distributing one issue of Up & Over Magazine is approximately $15,000. As a result, we have operated at a net loss since inception. From our incorporation on September 19, 2003 to September 30, 2005, we have incurred a net loss of $17,397.

Magazine Distribution

We do not have a distribution agreement for Up & Over Magazine with any magazine distribution services. We are currently distributing our magazine to our own mailing list through The Mailing Group, a division of Bindery Overload. Up & Over is currently being distributed in tack shops, riding stables and arena complexes located in the Pacific Northwest (British Columbia, Washington, Oregon and northern California). From 15 to 150 copies were sent to each retailer, depending on its size. We plan to increase our distribution area as advertising revenue increases. We do not utilize any additional sources of distribution.

Employees

Our success depends on the continued efforts of our directors, Christopher Paterson and Greg Fedun, who handle marketing, promotion and production management. We have also retained two consultants: Holly Yelic, who is the editor of our magazine; and Wendy Carefoot, who is responsible for the design and layout of our magazine.

We do not have any written agreements with these consultants or any writers or photographers. We retain their services on a freelance basis as is customary in the magazine publishing industry.

Future Development

We intend to expand our business by increasing the amount of content in our magazine, increasing our distribution and increasing advertising.

Research and Development

We have not conducted any research and development activities since our incorporation.

Competition

The publishing industry, in general, is intensively competitive and there can be no assurance that we will be successful in attracting sufficient numbers of advertisers in order to ensure our profitability.

Our chief competition is from magazines, newspapers and other print media that rely on advertising. There are currently over 1,000 magazines published in Canada, most of which are modest enterprises, with a few large companies. The survival rate for new magazines is low due to the challenges of distribution and revenue generation from advertising and readership sales.

In the publishing industry, we are one of many small magazines with limited circulation. We do not currently have a significant impact within the Vancouver or Canadian magazine sector.

Patents and Trademarks

We do not own any patents or trademarks.

Government Regulations

We do not expect governmental regulations to materially restrict our business operations. Existing laws with which we must comply cover issues that include:

o    sales and other taxes;
o    pricing controls;
o    libel and defamation; and
o    copyright and trademark infringement.

New laws may impact our ability to market our magazine in the future. However, we are not aware of any pending laws or regulations that would have an impact on our business.

Subsidiaries

We do not have any subsidiaries.

                        Plan Of Operation

Overview

We were incorporated pursuant to the laws of Nevada on September 19, 2003. During the year ended June 30, 2005, we published the first issue of our magazine, "Up & Over". The first edition was distributed to retailers without charge and it has not yet been determined whether a market exists for the magazine.

Cash Requirements

Our plan of operation for the twelve months following the date of this prospectus is to publish an additional three issues of Up & Over Magazine. We anticipate that the average cost to publish each issue of Up & Over Magazine will continue to be $15,000. We anticipate publishing these in the spring, summer and fall of 2006. Total costs for the three issues to be published within the next year are expected to be $45,000.

As well, we anticipate spending an additional $15,000 on administrative costs such as accounting and auditing fees, legal fees and fees payable in connection with the filing of this registration statement and complying with reporting obligations.

Total expenditures over the next 12 months are therefore expected to be $60,000.

Sources and Uses of Cash

At September 30, 2005, our current assets consisted of $12,503 in cash. With these funds, we will only be able to satisfy our cash requirements for approximately four months, until the production of our next issue of Up & Over Magazine commences.

Accordingly, we will have to raise additional funds in the next twelve months in order to sustain and expand our operations. We currently do not have a specific plan of how we will obtain such funding; however, we anticipate that additional funding will be in the form of equity financing from the sale of our common stock. We have and will continue to seek to obtain short-term loans from our directors, although future arrangement for additional loans have been made. We do not have any agreements with our directors concerning these loans. We do not have any arrangements in place for any future equity financing.

Events, Trends and Uncertainties

The continuing development of our business will depend upon our ability to attract subjects for our magazine articles, as well as advertisers. Future advertising may be affected by events and trends such as general economic conditions, alternative means of advertising and the circulation of our magazine.

In order to increase our revenue in the future, we will have to increase our advertising rates and eventually charge a cover price for our magazine once we establish a market for it. In order to justify higher rates, we will need to increase our magazine circulation by reaching agreements with magazine distributors. We have not entered into any distribution agreements to date and cannot be assured that we will be able to do so.

Results Of Operations

We did not earn any revenues from our incorporation on September 19, 2003 to September 30, 2005. We incurred operating expenses in the amount of $17,397 for the period from our inception on September 19, 2003 to September 30, 2005. These operating expenses were comprised of magazine publication costs of $11,875, professional fees of $5,400 and office and sundry expenses of $122.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities. For these reasons, there is substantial doubt that we will be able to continue as a going concern.

                       Description Of Property

We do not own an interest in any real property. Our secretary and treasurer, Christopher Paterson, provides office space to us at 1823 W. 7th Avenue, Suite 210, Vancouver, British Columbia, Canada.

            Certain Relationships And Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

  *  Any of our directors or officers;
  *  Any person  proposed as a nominee for  election as a director;
  * Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
  *  Either of our promoters, Greg Fedun and Christopher Paterson;
  * Any relative or spouse of any of the foregoing persons who has the same house as such person.

     Market For Common Equity And Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Stockholders of Our Common Shares

As  of  the  date  of  this  registration   statement,  we  have  34  registered
shareholders.

Rule 144 Shares

A total of 2,000,000 shares of our common stock are currently available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Act. An additional 2,000,000 shares of our common stock will be available for resale in this manner after December 3, 2005.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of the company's common stock then outstanding which, in our case, will equal 74,450, shares as of the date of this prospectus; or

2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 4,000,000 shares that may be sold pursuant to Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. we would not be able to pay our debts as they become due in the usual course of business; or

2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

                        Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period from our inception on September 19, 2003 to June 30, 2004, for the fiscal year ended June 30, 2005 and for the interim period ended September 30, 2005.

                         Annual Compensation

                                            Other  Restricted Options/ LTIP   Other
                                                    Stock  *  SARs    payouts Comp
Name      Title      Year   Salary   Bonus   Comp.  Awarded    (#)     ($)
-----------------------------------------------------------------------------------
Greg      President
Fedun     Director   2004     $0       0       0        0        0      $0      $0
                     2005     $0       0       0        0        0      $0      $0

Chris     Director   2004     $0       0       0        0        0      $0      $0
Paterson  Sec.       2005     $0       0       0        0        0      $0      $0
          Treas.

Stock Option Grants

We have not granted any stock options to the executive officers since our inception.

Consulting Agreements

We do not have any consulting agreements with our directors and officers.

Financial Statements

Index to Financial Statements:

1. Auditors' Report;

2. Audited financial statements for the periods ending June 30, 2005 and 2004 including:

  a. Report of Independent Registered Public Accounting Firm;

  b. Balance Sheets;

  c. Statements of Operations;

  d. Statements of Cash Flows;

  e. Statement of Stockholders' Equity; and

  f. Notes to Financial Statements

3. Unaudited interim financial statements for the period ended September 30, 2005, including:

  a. Balance Sheets;

  b. Statements of Operations;

  c. Statements of Cash Flows;

  d. Statement of Stockholders' Equity; and

  e. Notes to Financial Statements

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Stockholders and Board of Directors of Shadow Marketing Inc.

We have audited the balance sheets of Shadow Marketing Inc. (a development stage company) as at June 30, 2005 and June 30, 2004 and the statements of operations, cash flows and stockholders' equity for the year ended June 30, 2005, the period from inception on September 19, 2003 to June 30, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at June 30, 2005 and June 30, 2004 and the statements of operations, cash flows and stockholders' equity for the year ended June 30, 2005, the period from inception on September 19, 2003 to June 30, 2004 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, to date the Company has reported losses since inception from operations and requires additional funds to meet its obligations and fund the costs of its operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in this regard are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                                        CHARTERED ACCOUNTANTS

Vancouver, B.C.
September 21,  2005

                             SHADOW MARKETING, INC.

                             (A Nevada Corporation)

                          (A Development Stage Company)

                              FINANCIAL STATEMENTS

                             JUNE 30, 2005, and 2004












REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BALANCE SHEETS

STATEMENTS OF OPERATIONS

STATEMENTS OF RETAINED EARNINGS (DEFICIT)

STATEMENTS OF CASH FLOWS

STATEMENT OF STOCKHOLDERS' EQUITY

NOTES TO FINANCIAL STATEMENTS

SHADOW MARKETING, INC.
(A Nevada Corporation)
(A Development Stage Company)
BALANCE SHEETS
At June 30, 2005
(Expressed in US Dollars)
(With Comparative Figures at June 30, 2004)
(Audited)

--------------------------------------------------------------------------------

                               ASSETS                         June 30,
                                                     ---------------------------
                                                        2005           2004
                                                     ---------------------------
Current Assets
  Cash                                              $    12,521      $      -
--------------------------------------------------------------------------------
Total Assets                                        $    12,521      $      -
================================================================================



               LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
  Bank overdraft                                    $         -      $     12
  Accounts payable and accrued liabilities                5,000             -
--------------------------------------------------------------------------------
Total current liabilities                                 5,000            12
--------------------------------------------------------------------------------
Stockholders' Equity
  Capital Stock (Note 3)
    Authorized: 75,000,000 common shares
          with a par value of $0.001 per share
    Issued and Outstanding:
                7,445,000 common shares (2004: Nil)       7,445             -
    Additional paid-in capital                           17,055             -
  Deficit, accumulated during
      the development stage (note 1)                    (16,979)          (12)
--------------------------------------------------------------------------------
Total stockholders' equity                                7,521           (12)
--------------------------------------------------------------------------------
Total Liabilities and Stockholders' Equity          $    12,521      $      -
================================================================================


Nature And Continuance Of Operations (Note 1)

SHADOW MARKETING, INC.
(A Nevada Corporation)
(A Development Stage Company)
Statements of operations
For the year ended June 30, 2005
(With Comparative Figures for  the period from the date of inception on September 19, 2003 to June 30, 2004)
(Expressed in US Dollars)
(Audited)



----------------------------------------------------------------------------------------------------------------

                                                       Accumulated for
                                                       the Period From
                                                         the Date of
                                                         Inception on
                                                         September 19
                                                           2003, to
                                                            June 30,                 Year Ended June 30
                                                                              --------------------------------
                                                              2005              2005                    2004
                                                         -------------        --------------------------------
General and Administration Expenses
  Magazine publication costs (Note 4)                    $     11,875         $  11,875            $       -
  Office and sundry                                               104                92                   12
  Professional fees                                             5,000             5,000                    -
----------------------------------------------------------------------------------------------------------------
Total General and Administration Expenses                      16,979            16,967                   12
----------------------------------------------------------------------------------------------------------------
Net Loss for the Period                                  $    (16,979)          (16,967)                 (12)
================================================================================================================

Net loss per share
  Basic                                                                       $   (0.00)           $   (0.00)
================================================================================================================
  Diluted                                                                     $   (0.00)           $   (0.00)
================================================================================================================

Weighted average number of common
  shares used to compute loss per share
     Basic and Diluted                                                        4,132,236                    -
================================================================================================================

SHADOW MARKETING, INC.
(A Nevada Corporation)
(A Development Stage Company)
Statements of Retained Earnings (Deficit)
For the year ended June 30, 2005
(With Comparative Figures for the period from the date of inception on September 19, 2003 to June 30, 2004)
(Expressed in US Dollars)
(Audited)


----------------------------------------------------------------------------------------------------------------

                                                       Accumulated for
                                                       the Period From
                                                         the Date of
                                                         Inception on
                                                         September 19
                                                           2003, to
                                                            June 30,                 Year Ended June 30
                                                                              --------------------------------
                                                              2005              2005                    2004
                                                         -------------        --------------------------------
Retained Earnings (Deficit)
  Beginning of the period                                $                   $      (12)           $       -

Net Loss for the period                                       (16,967)          (16,967)                 (12)
--------------------------------------------------------------------------------------------------------------

Retained Earnings (Deficit),
      End of the period                                  $    (16,979)       $  (16,979)           $     (12)
================================================================================================================

SHADOW MARKETING, INC.
(A Nevada Corporation)
(A Development Stage Company)
Statements of cash flows
For the year ended June 30, 2005
(With Comparative Figures for the period from the date of inception on September 19, 2003 to June 30, 2004)
(Expressed in US Dollars)
(Audited)


----------------------------------------------------------------------------------------------------------------

                                                       Accumulated for
                                                       the Period From
                                                         the Date of
                                                         Inception on
                                                         September 19
                                                           2003, to
                                                            June 30,                 Year Ended June 30
                                                                              --------------------------------
                                                              2005              2005                    2004
                                                         -------------        --------------------------------
Cash Provided by (Used for)
Operating Activities
  Loss for the period                                    $  (16,979)         $   (16,967)          $     (12)
  Accounts payable and accrued Liabilities                    5,000                5,000                   -
----------------------------------------------------------------------------------------------------------------
                                                            (11,979)             (11,967)                (12)
----------------------------------------------------------------------------------------------------------------
Financing Activities
  Capital stock subscribed                                    7,445                7,445                   -
  Additional paid-in capital                                 17,055               17,055                   -
----------------------------------------------------------------------------------------------------------------
                                                             24,500               24,500                   -
----------------------------------------------------------------------------------------------------------------

Cash Increase (decrease) during the period                   12,521               12,533                 (12)

Cash beginning of the period                                      -                  (12)                  -
----------------------------------------------------------------------------------------------------------------

Cash end of the period                                   $   12,521          $    12,521           $     (12)
================================================================================================================

SHADOW MARKETING, INC.
(A Nevada Corporation)
(A Development Stage Company)
STATEMENT OF STOCKHOLDERS' EQUITY
Accumulated for the period from the date of  inception on
  September 19, 2003,  to June 30,2005
(Expressed in U.S. Dollars)

-------------------------------------------------------------------------------------------------------------------------------
                                                                                                                      Total
                                                Price per          Common  stock         Additional               Stockholders'
                                                              ------------------------    paid-in       Deficit      Equity
                                                  Share       Shares        Par value     capital     accumulated   (Deficit)
-------------------------------------------------------------------------------------------------------------------------------
Balance, September 19, 2003                                             $             $              $               $
Net loss for the period from the date of
 inception on September 19, 2003
  to June 30, 2004                                                                                          (12)           (12)
-------------------------------------------------------------------------------------------------------------------------------

Balance, June 30, 2004                                                  $             $              $      (12)     $     (12)
Shares issued (December 15, 2004)            $    0.001    6,000,000           6,000                                     6,000
Shares issued (March 31, 2005)               $     0.01    1,400,000           1,400       12,600                       14,000
Shares issued (April 22, 2005)               $     0.10       45,000              45        4,455                        4,500
Net loss for the year ended June 30, 2005                                                               (16,967)       (16,967)
-------------------------------------------------------------------------------------------------------------------------------
Balance, June 30, 2005                                     7,445,000    $      7,445  $    17,055    $  (16,979)         7,521
===============================================================================================================================

SHADOW MARKETING, INC.
(A Nevada Corporation)
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
June 30, 2005 and 2004
--------------------------------------------------------------------------------

1.   NATURE AND CONTINUANCE OF OPERATIONS

     The Company was incorporated in the State of Nevada on September 19, 2003 and the date of inception is on that date.. The Company is a Development Stage Company as defined by Statement of Financial Accounting Standard ("SFAS") No. 7. During the year ended June 30, 2005, the Company started to publish a magazine, "Up & Over". The first edition was distributed to potential outlets without charge and it has not yet been determined whether a market exists for the magazine. The recoverability of publication expenditures will be dependent upon the existence of a sustainable market for the magazine and the ability of the Company to obtain necessary financing to satisfy future publication expenditures.

     Going Concern

     These financial statements have been prepared on a going concern basis. The Company has incurred losses since inception resulting in an accumulated deficit of $16,979 and further losses are anticipated in the development of its business raising substantial doubt about the Company's ability to continue as a going concern. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management has plans to seek additional capital through a private placement of its common stock. These financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue.


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     a)  Basis of Presentation

         The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are expressed in U.S. dollars. The Company's fiscal year end is June 30.

     b)  Cash

         Cash represents funds on deposit with the Company's banker.

     c)  Magazine Publication Costs

         Magazine publication costs are expensed as incurred.

SHADOW MARKETING, INC.
(A Nevada Corporation)
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
June 30, 2005 and 2004
--------------------------------------------------------------------------------


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)


     d)  Use of Estimates and Assumptions

         The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     e)  Foreign Currency Translation

         The Company's functional currency is the Canadian dollar and its reporting currency is the United States dollar. The financial statements of the Company are translated to United States dollars in accordance with SFAS No. 52 "Foreign Currency Translation". Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. When gains and losses arise on translation then are included in comprehensive income, as a separate component of stockholders' equity. Foreign currency transaction gain or losses are included in net loss. There are no cumulative foreign currency translation adjustments or other comprehensive loss or income for the periods reported in these financial statements. The Company has not, to the date of these financials statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

     f)  Financial Instruments

         The carrying value of cash, accounts payable and accrued liabilities, approximate their fair value because of the short maturity of these instruments. The Company's operations are in Canada and virtually all of its assets and liabilities are giving rise to market risks from changes in foreign currency rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

     g)  Income Taxes

         Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109 as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefits of net operating losses are not recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

SHADOW MARKETING, INC.
(A Nevada Corporation)
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
June 30, 2005 and 2004
--------------------------------------------------------------------------------


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     h)  Basic and Diluted Net Loss Per Share

         The Company computes net loss per share in accordance with SFAS No. 128, "Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the statement of operation. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all potentially dilutive common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all potentially dilutive shares if their effect is anti dilutive.

     i)  Stock Based Compensation (also see note 2 (m), below)

         In December 2004, the FASB issued Statement of Financial Accounting Standards No. 123R (FAS-123R), Share-Based Payment. This statement replaces FAS-123, Accounting for Stock-Based Compensation, supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and amends FAS-95, Statement of Cash Flows. FAS-123R requires companies to apply a fair-value based measurement method in accounting for shared-based payment transactions with employees and to record compensation cost for all stock awards granted after the required effective date and to awards modified, repurchased or cancelled after that date. The scope of FAS-123R encompasses a wide range of
         share-based   compensation   arrangements,   including  share  options,
         restricted share plans, and performance based awards, share appreciation rights, and employee share purchase plans. The Company will adopt FAS123R and expense the compensation cost from January 1, 2006.

     j)  Other Comprehensive Loss

         SFAS No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of other comprehensive loss and its components in the financial statements. As at June 30, 2005, the Company has no items that represent other comprehensive loss and, therefore, has not included a schedule of other comprehensive loss in the financial statements.

         Recent Accounting Pronouncements

SHADOW MARKETING, INC.
(A Nevada Corporation)
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
June 30, 2005 and 2004
--------------------------------------------------------------------------------

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)


     k)  In  March  2004,  the  FASB  issued  EITF No.  03-1,  The  Meaning   of
         Other-Than-Temporary Impairment and Its Application to Certain Investments ("EITF 03-1"). The objective of EITF 03-1 is to provide guidance for identifying impaired investments. EITF 03-1 also provides new disclosure requirements for investments that are deemed to be temporarily impaired. In October 2004, the FASB delayed the recognition and measurement provisions of EITF 03-1 until implementation guidance is issued. The disclosure requirements are effective for annual periods ending after June 15, 2004, and remain in effect. Management believes that the adoption of EITF 03-1 will not have a material impact on the Company's financial condition or results of operations.

     l) In November 2004, the FASB issued SFAS No. 151, Inventory Costs ("SFAS 151"). SFAS 151 requires issuers to treat idle facility expense, freight, handling costs, and wasted material (spoilage) as current-period charges regardless of whether such charges are considered abnormal. In addition, SFAS 151 requires the allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. SFAS 151 will be effective for all inventory costs incurred in fiscal years beginning after June 15, 2005. Management believes the adoption of this standard will not have a material impact on the Company's financial position or results of operations.

     m) In December 2004, the FASB issued SFAS No. 123 (Revised 2004), Share-Based Payment ("SFAS 123(R)"), which requires the compensation cost related to share-based payments, such as stock options and employee stock purchase plans, be recognized in the financial statements based on the grant-date fair value of the award. SFAS 123(R) is effective for all interim periods beginning after December 15, 2005. Management is currently evaluating the impact of this standard on the Company's financial condition and results of operations. The Company has not granted any stock options to date and accordingly has not provided information herein related to the pro forma effects on the Company's reported net loss and net loss per share of applying the fair value recognition provisions of the previous SFAS No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation.

SHADOW MARKETING, INC.
(A Nevada Corporation)
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
June 30, 2005 and 2004
--------------------------------------------------------------------------------

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     n) In December 2004, the FASB issued SFAS No. 153, Exchanges of Non-monetary Assets, an amendment of APB Opinion No. 29, Accounting for Non-monetary Transactions ("SFAS 153") SFAS 153 requires that exchanges of non-monetary assets are to be measured based on fair value and eliminates the exception for exchanges of non-monetary, similar productive assets, and adds an exemption for non-monetary exchanges that do not have commercial substance. SFAS 153 will be effective for fiscal periods beginning after June 15, 2005.

         Management does not believe that the adoption of this standard will have a material impact on the Company's financial condition or results of operations.

3.   COMMON STOCK

     The total number of authorized common stock that may be issued by the Company is 75,000,000 common shares of stock with a par value of $0.001 per share.

     No shares were issued during the period from the date of inception on September 19, 2003 to June 30, 2004. During the year ended June 30, 2005 the Company issued 7,445,000 common shares for total cash proceeds of $24,500.

     At June 30, 2005, there are no outstanding stock options or stock warrants.

4.  MAGAZINE TITLE

     During the year ended June 30, 2005, the Company commenced publication of a magazine named, "Up & Over". The first edition of this magazine was distributed to potential outlets without charge in order to attempt to develop a market for subsequent editions. Publication expenses incurred of $11,875, related to the first edition, are expensed during the year ended June 30, 2005.

5.   INCOME TAXES

     The components of the net deferred tax asset at June 30, 2005, and the statutory tax rate, the effective tax rate and the elected amount of the valuation allowance are indicated below:

     Net operating loss                                    $     16,979
     Statutory tax rate                                             34%
     Effective tax rate                                              -
     Deferred tax asset                                    $      5,773
     Valuation allowance                                   $     (5,773)
                                                          -------------

     Net deferred tax asset                                $       -
                                                          =============

                             SHADOW MARKETING, INC.
                          (A Development Stage Company)


                              FINANCIAL STATEMENTS

                         SEPTEMBER 30, 2005 (Unaudited),
                             JUNE 30, 2005, and 2004

















REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BALANCE SHEETS

STATEMENTS OF OPERATIONS

STATEMENTS OF CASH FLOWS

STATEMENT OF STOCKHOLDERS' EQUITY

NOTES TO FINANCIAL STATEMENTS

                             SHADOW MARKETING, INC.
                          (A Development Stage Company)

                                 BALANCE SHEETS

--------------------------------------------------------------------------------------------------------------------------------
                                                                            September 30,            June 30,          June 30,
                                                                                 2005                  2005              2004
                                                                                 ----                  ----              ----
                                                                             (Unaudited)
ASSETS

Current
Cash and cash equivalents                                            $          12,503         $     12,521     $           -
--------------------------------------------------------------------------------------------------------------------------------


LIABILITIES

Current
Bank overdraft                                                       $              -                     -                12
Accounts payable and accrued liabilities                                         5,400          $     5,000     $           -
                                                                         -------------------------------------------------------
                                                                                 5,400                5,000                12
                                                                         -------------------------------------------------------

STOCKHOLDERS' EQUITY

Common Stock (Note 3)
Authorized:
75,000,000 common shares
 with a par value of $0.001

Issued and Outstanding:
7,445,000 common shares (2004: Nil)                                              7,445                7,445                 -
Additional paid-in capital                                                      17,055               17,055                 -
Deficit Accumulated
During The Development  Stage                                                  (17,397)            (16,979)               (12)
                                                                         -------------------------------------------------------
                                                                                7,103                 7,521               (12)
                                                                         -------------------------------------------------------

                                                                     $          12,503         $     12,521     $           -
================================================================================================================================

Nature And Continuance Of Operations (Note 1)







    The accompanying notes are an integral part of these financial statements

                             SHADOW MARKETING, INC.
                          (A Development Stage Company)

                            STATEMENTS OF OPERATIONS


-------------------------------------------------------------------------------------------------------------------------------

                                                                                          Period from           Period from
                                                                                       September 19, 2003    September 19, 2003
                                                  Quarter             Year ended         (Inception) to        (Inception) to
                                                   ended
                                               September 30,           June 30,            June 30,            September 30,
                                                    2005                 2005                2004                  2005
                                                    ----                 ----                ----                  ----
                                                (Unaudited)                                                     (Unaudited)

Revenue                                   $          -           $           -      $           -         $               -
                                          -------------------------------------------------------------------------------------

Expenses
Magazine publishing
costs (Note 4)                                       -                     11,875                  -                11,875
Office and sundry                                    18                        92                 12                   122
Professional fees                                   400                     5,000                  -                 5,400
                                          -------------------------------------------------------------------------------------

Net Loss For The Period                             418          $         16,967    $            12      $         17,397
===============================================================================================================================


Basic Loss Per Share                      $         0.00         $           0.00    $          0.00                 0.00
===============================================================================================================================


Weighted Average
Number Of Shares Outstanding
                                              7,445,000                 4,132,236                 -
==========================================================================================================







   The accompanying notes are an integral part of these financial statements

                              SHADOW MARKETING INC.
                          (A Development Stage Company)

                            STATEMENTS OF CASH FLOWS



----------------------------------------------------------------------------------------------------------------------------------
                                                                                           Period from            Period from
                                                   Quarter                             September 19, 2003     September 19, 2003
                                                   ended              Year ended          (Inception) to        (Inception) to
                                              September 30,             June 30,             June 30,             September 30,
                                                    2005                  2005                 2004                  2004
                                                    ----                  ----                 ----                  ----
                                                 (Unaudited)                                                     (Unaudited)

Cash Flows From
Operating Activities
Net loss for the year                      $        (418)         $        (16,967)    $            (12)     $        (17,397)
Change in non-cash working capital
balance related to operations:
Accounts payable and accrued  liabilities            400                     5,000                    -                 5,400
                                           ---------------------------------------------------------------------------------------
                                                     (18)                  (11,967)                 (12)              (11,997)
                                           ---------------------------------------------------------------------------------------

Cash Flows From Financing Activities
Capital stock issued                                  -                     24,500                    -                24,500
                                           ---------------------------------------------------------------------------------------

Increase (Decrease)
In Cash During The Period                            (18)                   12,533                  (12)               12,503

Cash, Beginning Of Period                         12,521                       (12)                   -                     -
                                           ---------------------------------------------------------------------------------------

Cash, End Of Period                        $      12,503          $         12,521     $            (12)     $         12,503
==================================================================================================================================


Supplementary Cash Flow Information
Cash paid for:
Interest                                   $                      $              -     $              -      $              -
Income taxes                               $                      $              -     $              -      $              -
=================================================================================================================================




    The accompanying notes are an integral part of these financial statements

                             SHADOW MARKETING, INC.
                          (A Development Stage Company)

                        STATEMENT OF STOCKHOLDERS' EQUITY

        PERIOD FROM SEPTEMBER 19, 2003 (INCEPTION) TO SEPTEMBER 30, 2005



                                                                                                   Deficit
                                                                                              Accumulated During
                                                                                 Additional           the
                                                        Common Shares             Paid-in         Development
                                                     Number       Par Value       Capital            Stage              Total
                                                    -------       ---------       -------           ------              -----
         Balance, September 19, 2003
         (Date of Inception)                              -      $       -      $               $                   $
         Net loss for the period                          -              -              -                (12)              (12)
         ----------------------------------------------------------------------------------------------------------------------
         Balance, June 30, 2004                           -              -              -                (12)              (12)

         Shares issued for cash
          - at $0.001                              6,000,000          6,000             -                   -             6,000
          - at $0.01                               1,400,000          1,400         12,600                  -            14,000
          - at $0.10                                  45,000             45           4455                  -             4,500
         Net loss for the year                            -              -              -             (16,967)          (16,967)
         ----------------------------------------------------------------------------------------------------------------------
         Balance, June 30, 2005 (Audited)          7,445,000          7,445         17,055            (16,979)            7,521

         Net loss for the period                          -               -             -               (418)              (418)
         ======================================================================================================================
         Balance, September 30, 2005 (Unaudited)   7,445,000     $    7,445     $   17,055      $     (17,397)      $     7,103
         ======================================================================================================================



    The accompanying notes are an integral part of these financial statements

                             SHADOW MARKETING, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                         SEPTEMBER 30, 2005 (Unaudited)
                             JUNE 30, 2005 and 2004



1.   NATURE AND CONTINUANCE OF OPERATIONS

     The Company was incorporated in the State of Nevada on September 19, 2003. The Company is a Development Stage Company as defined by Statement of Financial Accounting Standard ("SFAS") No. 7. During the year ended June 30, 2005, the Company started to publish a magazine, "Up & Over". The first edition was distributed to potential outlets without charge and it has not yet been determined whether a market exists for the magazine. The recoverability of publication expenditures will be dependent upon the existence of a sustainable market for the magazine and the ability of the Company to obtain necessary financing to satisfy future publication expenditures.

     Going Concern

     These financial statements have been prepared on a going concern basis. The Company has incurred losses since inception resulting in an accumulated deficit of $17,103 and further losses are anticipated in the development of its business raising substantial doubt about the Company's ability to continue as a going concern. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management has plans to seek additional capital through a private placement of its common stock. These financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue.


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     a)  Basis of Presentation

         The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are expressed in U.S. dollars. The Company's fiscal year end is June 30.

     b)  Cash and Cash Equivalents

         The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

                             SHADOW MARKETING, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                         SEPTEMBER 30, 2005 (Unaudited)
                             JUNE 30, 2005, and 2004



2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     c)  Magazine Publication Costs

         Magazine publication costs are expensed as incurred.

     d)  Use of Estimates and Assumptions

         The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     e)  Foreign Currency Translation

         The Company's functional currency is the Canadian dollar and its reporting currency is the United States dollar. The financial statements of the Company are translated to United States dollars in accordance with SFAS No. 52 "Foreign Currency Translation". Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Gains and losses arising on translation are included in comprehensive income, as a separate component of stock holders' equity. Foreign currency transaction gain or losses are included in net loss. The Company has not, to the date of these financials statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

     f)  Financial Instruments

         The carrying value of cash, accounts payable and accrued liabilities, and due to related parties approximates their fair value because of the short maturity of these instruments. The Company's operations are in Canada and virtually all of its assets and liabilities are giving rise to market risks from changes in foreign currency rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

                             SHADOW MARKETING, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                         SEPTEMBER 30, 2005 (Unaudited)
                             JUNE 30, 2005, and 2004



2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)


     g)  Income Taxes

         Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109 as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

     h)  Basic and Diluted Net Loss Per Share

         The Company computes net loss per share in accordance with SFAS No. 128, "Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all potentially dilutive common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all potentially dilutive shares if their effect is anti dilutive.

                             SHADOW MARKETING, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                         SEPTEMBER 30, 2005 (Unaudited)
                             JUNE 30, 2005, and 2004



2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     i)  Stock Based Compensation

         In December 2002, the Financial Accounting Standards Board ("FASB") issued Financial Accounting Standard No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure" ("SFAS No. 148"), an amendment of Financial Accounting Standard No. 123 "Accounting for Stock-Based Compensation" ("SFAS No. 123"). The purpose of SFAS No. 148 is to: (1) provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation, (2) amend the disclosure provisions to require prominent disclosure about the effects on reported net income of an entity's accounting policy decisions with respect to stock-based employee compensation, and (3) to require disclosure of those effects in interim financial information. The disclosure provisions of SFAS No. 148 were effective for the Company for the period ended December 31, 2003.

         The Company has elected to account for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", ("APB No. 25") and comply with the disclosure provisions of SFAS No. 123 as amended by SFAS No. 148 as described above. In addition, in accordance with SFAS No. 123 the Company applies the fair value method using the Black-Scholes option-pricing model in accounting for options granted to consultants. Under APB No. 25, compensation expense is recognized based on the difference, if any, on the date of grant between the estimated fair value of the Company's stock and the amount an employee must pay to acquire the stock. Compensation expense is recognized immediately for past services and pro-rata for future services over the option-vesting period.

         Under APB No. 25, compensation expense is recognized based on the difference, if any, on the date of grant between the estimated fair value of the Company's stock and the amount an employee must pay to acquire the stock. Compensation expense is recognized immediately for past services and rateably for future services over the option vesting period.

     j)  Comprehensive Loss

         SFAS No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at December 31, 2004, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

                             SHADOW MARKETING, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                          SEPTEMBER 30, 2005(Unaudited)
                             JUNE 30, 2005, and 2004



2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         Recent Accounting Pronouncements

     k)  In  March  2004,  the  FASB  issued  EITF  No.  03-1,  The  Meaning  of
         Other-Than-Temporary Impairment and Its Application to Certain Investments ("EITF 03-1"). The objective of EITF 03-1 is to provide guidance for identifying impaired investments. EITF 03-1 also provides new disclosure requirements for investments that are deemed to be temporarily impaired. In October 2004, the FASB delayed the recognition and measurement provisions of EITF 03-1 until implementation guidance is issued. The disclosure requirements are effective for annual periods ending after June 15, 2004, and remain in effect. Management believes that the adoption of EITF 03-1 will not have a material impact on the Company's financial condition or results of operations.

     l) In November 2004, the FASB issued SFAS No. 151, Inventory Costs ("SFAS 151"). SFAS 151 requires issuers to treat idle facility expense, freight, handling costs, and wasted material (spoilage) as current-period charges regardless of whether such charges are considered abnormal. In addition, SFAS 151 requires the allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. SFAS 151 will be effective for all inventory costs incurred in fiscal years beginning after June 15, 2005. Management believes the adoption of this standard will not have a material impact on the Company's financial position or results of operations.

     m) In December 2004, the FASB issued SFAS No. 123 (Revised 2004), Share-Based Payment ("SFAS 123(R)"), which requires the compensation cost related to share-based payments, such as stock options and employee stock purchase plans, be recognized in the financial statements based on the grant-date fair value of the award. SFAS 123(R) is effective for all interim periods beginning after December 15, 2005. Management is currently evaluating the impact of this standard on the Company's financial condition and results of operations. The Company has not granted any stock options to date and accordingly has not provided information herein related to the pro forma effects on the Company's reported net loss and net loss per share of applying the fair value recognition provisions of the previous SFAS No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation.

     n) In December 2004, the FASB issued SFAS No. 153, Exchanges of Non-monetary Assets, an amendment of APB Opinion No. 29, Accounting for Non-monetary Transactions ("SFAS 153") SFAS 153 requires that exchanges of non-monetary assets are to be measured based on fair value and eliminates the exception for exchanges of non-monetary, similar productive assets, and adds an exemption for non-monetary exchanges that do not have commercial substance. SFAS 153 will be effective for fiscal periods beginning after June 15, 2005. Management does not believe that the adoption of this standard will have a material impact on the Company's financial condition or results of operations.

                             SHADOW MARKETING, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                         SEPTEMBER 30, 2005 (Unaudited)
                             JUNE 30, 2005, and 2004



3.   COMMON STOCK

     The total number of authorized common stock that may be issued by the Company is 75,000,000 shares of stock with a par value of $0.001 per share.

     No shares were issued during the period September 19, 2003 (date of inception) to June 30, 2004.During the year ended June 30, 2005 the Company issued 7,445,000 shares for total cash proceeds of $24,500.

     At June 30, 2005, there were no outstanding stock options or warrants.

     During the quarter ended September 30, 2005 the Company did not issue any common stock or grant any options or warrants.

4.  MAGAZINE TITLE

     During the year ended June 30, 2005, the Company started to publish a magazine, "Up & Over". The first edition was distributed to potential outlets without charge in order to develop a market for subsequent editions. Publications expenses incurred of $11,875, relating to the first edition, were expensed during the year ended June 30, 2005.

5.   INCOME TAXES

     The components of the net deferred tax asset at September 30, 2005, and the statutory tax rate, the effective tax rate and the elected amount of the valuation allowance are indicated below:

    Net operating loss                           $     17,397
    Statutory tax rate                                    15%
    Effective tax rate                                      -

    Deferred tax asset                           $      2,610
    Valuation allowance                          $     (2,610)
                                                 -------------

    Net deferred tax asset                       $         -
                                                 =============

             Changes In And Disagreements With Accountants


We have had no changes in or disagreements with our accountants.

                     Available Information

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C., 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

Although we are not required to deliver an annual report to security holders, we will voluntarily send an annual report, including audited financial statements, to any security holder requesting one.

Upon the effectiveness of our registration statement, we will file reports with the Securities and Exchange Commission, including annual reports on Form 10-KSB, interim reports on Form 10-QSB and current reports on Form 8-K.

Until ____________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                Part II


                Information Not Required In The Prospectus

Indemnification Of Directors And Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

         (1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

         (2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

         (3) a transaction from which the director derived an improper personal profit; and

         (4)      willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

         (1) such indemnification is expressly required to be made by law;

         (2)      the proceeding was authorized by our Board of Directors;

         (3) such indemnification is provided by us, in our sole discretion pursuant to the powers vested us under Nevada law; or

         (4) such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee         $     40.55
Transfer Agent Fees                                         $  1,500.00
Accounting fees and expenses                                $  7,000.00
Legal fees and expenses                                     $  2,500.00
Edgar filing fees                                           $  1,500.00

                                                            -----------
Total                                                       $ 12,540.55
                                                            ===========

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Recent Sales Of Unregistered Securities

We issued 2,000,000 shares of our common stock at a price of $0.001 per share to each of our directors, Mr. Christopher Paterson and Mr. Greg Fedun, on October 28, 2004 and December 3, 2004 respectively. The total amount received from this offering was $4,000. Mr. Paterson is our secretary, treasurer and a director. Mr. Fedun is our president and a director. These shares were issued pursuant to Regulation S of the Securities Act.

We completed an offering of 2,000,000 shares of our common stock at a price of $0.001 to a total of 8 purchasers on December 15, 2004. The total amount received from this offering was $2,000. These shares were issued pursuant to Regulation S of the Securities Act. The purchasers in this offering were as follows:

Name of Subscriber                  Number of Shares

Andrew Lawrence                     250,000
Tina Crema                          250,000
Gary Zak                            250,000
Wiliam Ryan                         250,000
Pat Obara                           250,000
Sang Jin Kim                        250,000
Laura Mushet                        250,000
Jon Riecken                         250,000

We completed an offering of 1,400,000 shares of our common stock at a price of $0.01 to a total of 15 purchasers on March 31, 2005. The total amount received from this offering was $14,000. These shares were issued pursuant to Regulation S of the Securities Act. The purchasers in this offering were as follows:

Name of Subscriber                  Number of Shares

Claude Paterson                     100,000
Kari-Anne Paterson                  100,000
Robert Alexander                    100,000
Joanne Roberts                      100,000
Warren Campbell                     100,000
Mark E. Rickman                     100,000
Michael Karram                      100,000
Philip Alalouf                      100,000
Ho Yin Ng                           100,000
Robert Lund                          50,000
Wei Ting Chaw                        50,000
Cameron Keith                       100,000
Leanne Strachan                     100,000
Terra Denim                         100,000
Mark Yelic                          100,000

We completed an offering of 45,000 shares of our common stock at a price of $0.10 to a total of 9 purchasers on April 22, 2005. The total amount received from this offering was $4,500. These shares were issued pursuant to Regulation S of the Securities Act. The purchasers in this offering were as follows:

Name of Subscriber                  Number of Shares

David Eaton                         5,000
Michael England                     5,000
Joanne Strongman                    5,000
Blair Naughty                       5,000
David Spence                        5,000
Karla Davis                         5,000
Lisa Rogers                         5,000
Roanna Haggith                      5,000
Robert Johnson                      5,000


In conduct offerings of our shares pursuant to Regulation S, we relied upon paragraph 903(b)(3) of that regulation. We complied with the following requirements of this subsection and with the general requirements of Regulation
S:

Each offer or sale was made in an offshore transaction;

Neither we, a distributor, any respective affiliates nor any person on behalf of any of the foregoing made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents us from refusing to register securities transfers, other reasonable procedures, such as a legend described in paragraph (b)(3)(iii)(B)(3) of Regulation S have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.

                              Exhibits
Exhibit
Number             Description

  3.1             Articles of Incorporation
  3.2             Bylaws
  5.1             Legal opinion to be filed prior to the effective date
  23.1            Consent of Moen & Company, Chartered Accountants

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; Notwithstanding the forgoing, any increase or decrease in Volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b)if, in the aggregate, the changes in the volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

      (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the
Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                                   Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia on January 19, 2006.

                                            Shadow Marketing Inc.

                                            By:/s/ Greg Fedun
                                            ------------------------------
                                            Greg Fedun
                                            President


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE                  CAPACITY IN WHICH SIGNED        DATE

/s/ Greg Fedun             President, C.E.O. and           January 19, 2006
--------------------       director
Greg Fedun


/s/ Christopher Paterson   Secretary, Treasurer,           January 19, 2006
------------------------   principal accounting
Christopher Paterson       officer, principal financial
                           officer and director